Report of Independent Registered Public Accounting Firm

To the Board of Trustees of EQ Advisors Trust and Shareholders of each of the funds constituting the EQ Advisors Trust listed in Appendix A

In planning and performing our audit of the financial statements of each of the eighty five (85) portfolios constituting EQ Advisors Trust ("the Trust") as of and for each of the periods ended December 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust’s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Trust's internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Trust’s internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2017.

This report is intended solely for the information and use of management and the Board of Trustees of EQ Advisors Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP

New York, NY
February 16, 2018

Appendix A

All Asset Growth-Alt 20 Portfolio
AXA/Morgan Stanley Small Cap Growth Portfolio
AXA Ultra Conservative Strategy Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio
AXA Conservative Strategy Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio
AXA Conservative Growth Strategy Portfolio
AXA 500 Managed Volatility Portfolio
AXA Balanced Strategy Portfolio
AXA 400 Managed Volatility Portfolio
AXA Moderate Growth Strategy Portfolio
AXA 2000 Managed Volatility Portfolio
AXA Growth Strategy Portfolio
AXA International Managed Volatility Portfolio
AXA Aggressive Strategy Portfolio
ATM International Managed Volatility Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
1290 VT Energy Portfolio
(formerly EQ/Energy ETF Portfolio)
ATM Mid Cap Managed Volatility Portfolio
1290 VT Low Volatility Global Equity Portfolio
(formerly EQ/Low Volatility Global ETF Portfolio)
ATM Small Cap Managed Volatility Portfolio
1290 VT Convertible Securities Portfolio
(formerly EQ/Convertible Securities Portfolio)
EQ/BlackRock Basic Value Equity Portfolio
1290 VT DoubleLine Dynamic Allocation Portfolio
(formerly All Asset Moderate Growth-Alt 15 Portfolio)
EQ/Capital Guardian Research Portfolio
1290 VT DoubleLine Opportunistic Bond Portfolio
(formerly AXA/DoubleLine Opportunistic Core Plus Bond Portfolio)
EQ/Common Stock Index Portfolio
1290 VT Equity Income Portfolio
(formerly EQ/Boston Advisors Equity Income Portfolio)
EQ/Core Bond Index Portfolio
1290 VT GAMCO Mergers & Acquisitions Portfolio
(formerly EQ/GAMCO Mergers and Acquisitions Portfolio)
EQ/Emerging Markets Equity PLUS Portfolio
1290 VT GAMCO Small Company Value Portfolio
(formerly EQ/GAMCO Small Company Value Portfolio)
EQ/Equity 500 Index Portfolio
1290 VT High Yield Bond Portfolio
(formerly EQ/High Yield Bond Portfolio)
EQ/Global Bond PLUS Portfolio
1290 VT Micro Cap Portfolio
(formerly AXA/Lord Abbett Micro Cap Portfolio)
EQ/Intermediate Government Bond Portfolio
1290 VT Natural Resources Portfolio
(formerly AXA Natural Resources Portfolio)
EQ/International Equity Index Portfolio
1290 VT Real Estate Portfolio
(formerly AXA Real Estate Portfolio)
EQ/Invesco Comstock Portfolio
1290 VT Small Cap Value Portfolio
(formerly AXA/Horizon Small Cap Value Portfolio)
EQ/JPMorgan Value Opportunities Portfolio
1290 VT SmartBeta Equity Portfolio
(formerly AXA SmartBeta Equity Portfolio)
EQ/Large Cap Growth Index Portfolio
1290 VT Socially Responsible Portfolio
EQ/Large Cap Value Index Portfolio
AXA Global Equity Managed Volatility Portfolio
EQ/MFS International Growth Portfolio
AXA International Core Managed Volatility Portfolio
EQ/Mid Cap Index Portfolio
AXA International Value Managed Volatility Portfolio
EQ/Money Market Portfolio
AXA Large Cap Core Managed Volatility Portfolio
EQ/Oppenheimer Global Portfolio

AXA Large Cap Growth Managed Volatility Portfolio
EQ/PIMCO Global Real Return Portfolio
AXA Large Cap Value Managed Volatility Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
AXA Mid Cap Value Managed Volatility Portfolio
EQ/Quality Bond PLUS Portfolio
AXA/AB Dynamic Growth Portfolio
EQ/Small Company Index Portfolio
AXA/AB Dynamic Moderate Growth Portfolio
EQ/T. Rowe Price Growth Stock Portfolio
AXA/AB Short Duration Government Bond Portfolio
EQ/UBS Growth and Income Portfolio
AXA/AB Small Cap Growth Portfolio
Multimanager Aggressive Equity Portfolio
AXA/ClearBridge Large Cap Growth Portfolio (formerly EQ/Wells Fargo Omega Growth Portfolio)
Multimanager Core Bond Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio
Multimanager Mid Cap Growth Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio
Multimanager Mid Cap Value Portfolio
AXA/Goldman Sachs Strategic Allocation Portfolio
Multimanager Technology Portfolio
AXA/Invesco Strategic Allocation Portfolio
AXA/AB Dynamic Aggressive Growth Portfolio
AXA/Janus Enterprise Portfolio (formerly EQ/Morgan Stanley Mid Cap Growth)
AXA/JPMorgan Strategic Allocation Portfolio
AXA/Legg Mason Strategic Allocation Portfolio
1290 VT Multi-Alternative Strategies Portfolio
AXA/Loomis Sayles Growth Portfolio

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